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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Victory Entertainment Corp.
Orlando, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 2000, except for Note 13, as to which the date is May 19, 2000, relating to the financial statements of Lightpoint Entertainment, Inc., the predecessor corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO Seidman, LLP

New York, New York
June 7, 2000